UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report: September 30, 2001

                       LINCOLN NATIONAL CORPORATION

           (Exact name of registrant as specified in its charter)

        Indiana                   1-6028                35-1140070
(State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                    Identification No.)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA
19102
                 (Address of principal executive offices)

                Registrant's telephone number 219-448-1400

Item 9

Financial Report for the quarter ended September 30, 2001.


Lincoln
QUARTERLY

SHAREHOLDERnews

third quarter 2001


[PHOTO OMITTED: JON A. BOSCIA]

THIS issue:

LFG ESTIMATES
LOSSES RELATED
TO SEPT. 11 TRAGEDY

KEY FEATURES
OF Income4LifeSM
SOLUTION

LINCOLN'S ELITE
SERIES OF FUNDS

GETTING NET
FLOW POSITIVE

QUARTERLY
HIGHLIGHTS


To Our Shareholders:

The third quarter of 2001 can be characterized as anything but normal. The tragic events we witnessed on Sept. 11 left an indelible mark on all of our lives. And we at Lincoln continue to grieve for the family members, friends and colleagues who were personally affected.

The tragedy, coupled with the weak stock market clearly had a financial impact on the overall economy, as well as on Lincoln's third quarter earnings. But despite these events, our balance of both wealth accumulation and protection businesses, coupled with our broad array of products and distribution breadth helped to insulate us from an even worse impact.

In addition to growth in our life insurance segment earnings, we had positive net flows in our Annuities segment.

Lincoln reported income from operations of $143.2 million, or $.74 per diluted share. This compares to $190.7 million, or $.98 per diluted share in the year-ago period.

Our Annuities segment reported earnings of $72.4 million for the quarter. Despite equity market performance, we had record deposits of $1.6 billion and reached positive net cash flows for the first time since the second quarter of 1997.

Life Insurance income from operations was $70.1 million, reflecting
$1.9 million in losses stemming from the Sept. 11 tragedy. Although overall life sales were down, over the course of the year we experienced sales growth in term life insurance products, as well as in MoneyGuard (registered trademark), our universal life product with a long-term care rider.

Income from operations for the Investment Management segment was $3.5 million, down from the $9.9 million reported in the third quarter 2000, due primarily to market depreciation. Relative investment performance continued to be strong with 16 of Delaware's 25 largest retail funds exceeding Lipper averages for the last 12 months.

Reinsurance reported income from operations of only $17.2 million. Earnings were reduced $31.3 million as a result of the Sept. 11 events.

Lincoln UK earnings were $10.1 million for the quarter, compared with $10.6 million a year ago. The decrease is due to the significant decline in equity markets.

All in all, we continue to make good progress on our goals, and will continue to focus on the challenges and opportunities that lie ahead.

Sincerely,

/S/ Jon A. Boscia

Jon A. Boscia
Chairman and Chief Executive Officer


Lincoln Quarterly THIRD QUARTER 2001

OVERview

We're a family of financial services.

Lincoln Financial Group (LFG), is the marketing name for Lincoln
National Corporation. LFG provides annuities, life insurance, life-health reinsurance, mutual funds, retirement plans, institutional investment management and financial and estate planning services. The corporation holds a prominent position among financial services companies due primarily to its excellent customer service, risk management expertise and the strategic focus to succeed in the future. LFG retains consolidated assets of $90 billion and annual consolidated revenues of $6.9 billion.


                     FINANCIAL & ESTATE PLANNING

         RETIREMENT PLANS                       PENSIONS

                             Financial
MUTUAL FUNDS                 Services                 ANNUITIES


         REINSURANCE                            LIFE INSURANCE



CURRENT events

LFG Estimates Losses Related to Sept. 11 Tragedy

The calamity that befell our nation on Tuesday, Sept. 11 leaves us forever changed. And, as the country still mourns this day, the insurance industry is preparing itself for the large, but manageable costs of the claims associated with this tragedy.

According to a Wall Street Journal article, insurance industry analysts predict that direct life-insurers will pay approximately $4 billion to $6 billion in claims arising from the attacks, far below the $40 billion or more that the property-casualty insurers are expected to pay in claims. For the record, LFG exited its property-casualty operations in 1997.

Through the third quarter, Lincoln's direct life insurance segment reported losses of approximately $1.9 million after-tax, including reserves set up for unreported claims.

In the reinsurance segment, the total impact to operating earnings for the third quarter was $31.3 million and included a reserve for incurred but unreported claims.

"Lincoln remains in a solid financial position with excellent financial strength ratings, a strong balance sheet and substantial liquidity to meet all policyholder obligations and financial demands," said Jon A. Boscia, chairman and chief executive officer.


FINANCIAL NEWS




FINANCIAL HIGHLIGHTS

                                                                           Third Quarter                Nine Months Ended 9/30
             (Millions of dollars, except ratios and per share data)  2001      2000      Change      2001     2000      Change
--------------------------------------------------------------------------------------------------------------------------------
Income from      Annuities**                                          72.4     102.9      (29.6%)    245.5    275.6      (10.9%)
Operations*      Life Insurance**                                     70.1      66.5        5.4%     205.8    189.3        8.7%
                 Reinsurance                                          17.2      28.2      (39.0%)     98.1     85.9       14.2%
                 Investment Management**                               3.5       9.9      (64.6%)      9.6     35.4      (72.9%)
                 Lincoln UK                                           10.1      10.6       (4.7%)     40.7     45.5      (10.5%)
                 Corporate & Other**                                 (30.1)    (27.4)               (109.8)   (97.3)
--------------------------------------------------------------------------------------------------------------------------------
                 Total Income from Operations*                       143.2     190.7      (24.9%)    489.9    534.4       (8.3%)
--------------------------------------------------------------------------------------------------------------------------------
Net Income       Net Income                                          119.1     138.6      (14.1%)    421.0    472.5      (10.9%)
--------------------------------------------------------------------------------------------------------------------------------
Per Share Data   Income from Operations*                             $0.74     $0.98      (24.5%)    $2.53    $2.74       (7.7%)
                 Net Income                                          $0.61     $0.71      (14.1%)    $2.18    $2.42       (9.9%)
                 Shareholders' Equity (Book Value):
                 Securities at Market                               $28.29    $23.67       19.5%    $28.29   $23.67       19.5%
                 Securities at Cost                                 $26.87    $25.43        5.7%    $26.87   $25.43        5.7%
                 Common Shares Outstanding (millions):
                 Average for the Period                              194.8     195.6                 193.5    194.9
                 End of Period                                       193.3     196.2                 193.3    196.2

* "Income from Operations" is defined as "Net Income" less gain (loss) on investments, gain (loss) on derivatives, restructuring charges and cumulative effect of accounting changes, net of tax.

** 3rd quarter 2000 was restated from the prior year due to changes in LNC's segments which were effective on January 1, 2001.




STOCK PRICES/DIVIDENDS DECLARED

The table below sets forth, by quarter, the range of high, low and quarter-end closing sale prices for Lincoln National Corporation common stock and the cash dividends declared per common share.

                                                                Cash
                                                              Dividends
2001 Quarter               High        Low        Close        Declared
First                    $48.250     $38.000     $42.470       $0.305
------------------------------------------------------------------------
Second                   $52.300     $41.280     $51.750       $0.305
------------------------------------------------------------------------
Third                    $52.750     $41.000     $46.630       $0.305
------------------------------------------------------------------------
Total                                                          $0.915
                                                             ========


                                                               Cash
                                                             Dividends
2000 Quarter               High        Low        Close      Declared
------------------------------------------------------------------------
First                    $41.375     $22.625     $33.500       $0.290
------------------------------------------------------------------------
Second                   $40.063     $29.000     $36.125       $0.290
------------------------------------------------------------------------
Third                    $56.375     $35.625     $48.125       $0.290
------------------------------------------------------------------------
Fourth                   $50.938     $40.875     $47.313       $0.305
------------------------------------------------------------------------
Total                                                          $1.175
                                                             ========



LINCOLN NATIONAL CORPORATION'S RATINGS
------------------------------------------------------------------------
                    Commercial Paper              Debt
------------------------------------------------------------------------
Standard & Poor's   A-2 (Satisfactory)            A- (Strong)
Moody's             P-2  (Strong)                 A3 (Upper medium grade)
Fitch               F-1 (Very strong)             A+ (Strong)
A.M. Best                                         a (Strong)



LIFE INSURANCE COMPANY
FINANCIAL STRENGTH RATINGS
---------------------------------------------------------------------------------------------------
Description                               A.M.           Fitch          Moody's          Standard
                                          Best                                           & Poor's
---------------------------------------------------------------------------------------------------
Exceptional or Superior                   A++             AAA            Aaa                AAA
Negligible Risk Factors                   A+
---------------------------------------------------------------------------------------------------
Excellent                                 A               AA+            Aa1                AA+
Modest Risk                               A-              AA             Aa2                AA
                                                          AA-            Aa3                AA-
---------------------------------------------------------------------------------------------------
Very Good, Strong, or High                B+              A+             A1                 A+
Average Risk                                              A              A2                 A
                                                          A-             A3                 A-
---------------------------------------------------------------------------------------------------
Adequate                                  B               BBB+           Baa1               BBB+
Protection Factors are Average            B-              BBB            Baa2               BBB
More Vulnerable to
Economic Conditions                                       BBB-           Baa3               BBB-
---------------------------------------------------------------------------------------------------
Below Average                             C+              BB+            Ba1                BB+
Questionable or Uncertain Security                        BB             Ba2                BB
                                                          BB-            Ba3                BB-
---------------------------------------------------------------------------------------------------
Poor                                      C               B+             B1                 B+
Vulnerability is High                     C-              B              B2                 B
Considered Financially Weak                               BB-            B3                 B-
Obligations May Not be Paid
---------------------------------------------------------------------------------------------------
Very Poor                                                 CCC            Caa                CCC
May Not Meet Obligations                                  CC             Ca                 CC
May be in Default                                         D              C                  D
---------------------------------------------------------------------------------------------------
Lincoln National Life Ratings are Highlighted.


A.M. BEST RATINGS FOR SELECTED AFFILIATES
---------------------------------------------------------------------------------------------------
First Penn-Pacific Life Insurance Company                                                   A
Lincoln National Health and Casualty Company                                                A




CONSOLIDATED CONDENSED STATEMENTS OF INCOME
---------------------------------------------------------------------------------------------------
                                                            Third Quarter            Nine Months Ended 9/30
                     (Millions of dollars)                 2001       2000          2001                2000
--------------------------------------------------------------------------------------------------------------
Revenue              Insurance Premiums and Fees          821.6      882.1       2,568.5             2,571.9
                     Investment Advisory Fees              47.2       53.3         146.3               159.5
                     Net Investment Income                686.2      690.0       2,033.0             2,075.0
                     Realized Gain/(Loss)
                     on Investments                       (37.6)     (17.0)        (75.8)              (28.3)
                     Other                                 91.9      107.7         235.1               299.9
                     -----------------------------------------------------------------------------------------
                     Total Revenue                      1,609.3    1,716.1       4,907.1             5,078.0
--------------------------------------------------------------------------------------------------------------
Benefits and         Benefits and Settlement Expenses     903.1      893.5       2,664.8             2,636.4
Expenses             Underwriting, Acquisition,
                     Insurance and Other Expenses         556.6      632.2       1,667.9             1,793.6
                     -----------------------------------------------------------------------------------------
                     Total Benefits and Expenses        1,459.7    1,525.7       4,332.7             4,430.0
--------------------------------------------------------------------------------------------------------------
Income               Net Income before Federal Taxes      149.6      190.4         574.4               648.0
                     Federal Income Taxes                  30.5       51.8         137.9               175.5
                     Net Income from Continuing
                     Operations
                     Discontinued Operations
                     Net Income before Minority
                     Interest & Accounting Changes         119.1     138.6         436.5               472.5
                     Minority Interest & Accounting
                     Changes                                 0.0       0.0         (15.5)                0.0
                     -----------------------------------------------------------------------------------------
                     Net Income                            119.1     138.6         421.0               472.5
                                                        ========  ========      ========            ========
--------------------------------------------------------------------------------------------------------------
Earnings Per Share   Net Income                            $0.61     $0.71         $2.18               $2.42
                                                        ========  ========      ========            ========





CONSOLIDATED CONDENSED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------
                                                                   September          December 31        Increase
                     (Millions of dollars)                           2001                 2000          (Decrease)
------------------------------------------------------------------------------------------------------------------
Assets
------------------------------------------------------------------------------------------------------------------
Investments          Securities Available-for-Sale
                     Fixed Maturities                              28,931.6             27,449.8         1,481.8
                     Equities                                         477.7                549.7           (72.0)
                     Mortgage Loans on Real Estate                  4,663.1              4,663.0             0.1
                     Real Estate                                      288.8                282.0             6.8
                     Policy Loans                                   1,943.4              1,960.9           (17.5)
                     Other Long-Term Investments                      483.4                463.3            20.1
                     ---------------------------------------------------------------------------------------------
                     Total Investments                             36,788.0             35,368.7         1,419.3
------------------------------------------------------------------------------------------------------------------
Other Assets         Assets Held in Separate Accounts              39,479.8             50,579.9       (11,100.1)
                     Other Assets                                  13,938.2             13,895.5            42.7
                     ---------------------------------------------------------------------------------------------
                     Total Assets                                  90,206.0             99,844.1        (9,638.1)
                                                                  =========            =========       =========


Liabilities and Shareholders' Equity
------------------------------------------------------------------------------------------------------------------
Liabilities          Liabilities for Insurance and
                     Investment Contracts                          40,961.0             40,105.2           855.8
                     Liabilities Related to
                     Separate Accounts                             39,479.8             50,579.9       (11,100.1)
                     Other Liabilities                              4,396.6              4,204.9           191.7
                     ---------------------------------------------------------------------------------------------
                     Total Liabilities                             84,837.4             94,890.0       (10,052.6)
------------------------------------------------------------------------------------------------------------------
Shareholders'        Preferred Stock                                    0.8                  0.9            (0.1)
Equity               Common Stock                                   1,252.5              1,003.7           248.8
                     Retained Earnings                              3,840.2              3,915.6           (75.4)
                     Net Unrealized Gain on Securities
                     Available-for-Sale                               247.9                 12.0           235.9
                     Net Unrealized Gain on Derivatives                20.3                  0.0            20.3
                     Foreign Currency Translation Adjustment            6.9                 21.9           (15.0)
                     ---------------------------------------------------------------------------------------------
                     Shareholders' Equity                           5,368.6              4,954.1           414.5
                     ---------------------------------------------------------------------------------------------
                     Liabilities and Shareholders' Equity          90,206.0             99,844.1        (9,638.1)
                                                                  =========            =========       =========


FORM 10-Q DISCLOSURE STATEMENT
------------------------------------------------------------------------------------------------------------------
The notes to these unaudited condensed interim financial statements have not been included in this report. Those notes, along with more detailed financial information are, however, contained in the corporation's quarterly report on Form 10-Q filed with the Securities and Exchange
Commission. Copies of the 10-Q are available electronically at
www.sec.gov or www.lfg.com or by writing to: Douglas N. Miller, LNC
Controller, 1500 Market Street, Suite 3900, Philadelphia, PA 19102-2112.
Requests may also be directed to 215-448-1430 or to dnmiller@lnc.com on the Internet.



Lincoln Quarterly THIRD QUARTER 2001

PRODUCT news

Lincoln's Elite Series of Funds:
A Whole New Meaning to One-Stop Shopping

[GRAPHIC OMITTED: PHOTO OF NEWSPAPER]

Remember when life was simple? Although we all enjoy the ability to make choices, too many choices can be overwhelming at times. With the launch of Lincoln's Elite Series of Funds, Lincoln has managed to simplify its investment options from an enterprise-wide perspective and bring one-stop shopping to a whole new level. The Lincoln Elite Series of Funds is comprised of 44 variable investment options available in our 401(k), variable annuity and variable life products. This makes it easier for LFG's financial intermediaries to get to know the funds regardless of the product.

Lincoln's Elite Series of Funds also meet the investment objectives of all investor types. Fund managers include: AIM (registered trademark), American FundsSM, Delaware Investments, Janus, Franklin (registered trademark) Templeton (registered trademark), Deutsche Asset Management, Fidelity Investments (registered trademark), Neuberger Berman, Alliance Capital (registered trademark) and Putnam Investments.

"Due to customer demand for a high quality, consistent fund lineup, Lincoln's wholesaling group teamed up with its product manufacturers to develop a unique fund platform to be incorporated into Lincoln's products," said
Wes Thompson, president and chief executive officer of Lincoln Financial Distributors. "Making it easy to do business with Lincoln is the best value proposition we can provide to our customers," he added.

Prior to the creation of the Lincoln Elite Series of Funds, Lincoln's distribution partners had to familiarize themselves with more than 60 funds from 17 different fund families that populated Lincoln's variable annuities, 401(k) and life insurance products. However, the development of the Lincoln Elite Series of Funds decreased the number of funds to 44 from 11 fund families. This represents a 27% reduction in funds and a 35% reduction in fund families that distributors have to learn and market to end-users. In addition, the smaller number of funds enables LFG to deepen its relationship with fewer fund families.

Fund performance is consistently monitored by an in-house research and due diligence team. Eventually, the Lincoln Elite Series of Funds will be incorporated into additional Lincoln products.


Lincoln Quarterly THIRD QUARTER 2001

FOCUSED feature

Control and Flexibility
Key Features of Income4Life SM Solution

[GRAPHIC OMITTED: PHOTO OF LINCOLN ADVERTISEMENT WITH CAPTION
 "New Income4Life SM solution ad geared toward financial and intermediary trade publications".]

Joan and David Smith have worked all their lives and purchased an annuity as a retirement savings vehicle. As they near retirement, they have the same concern many Americans have regarding their golden years -- What if they run out of money?

The couple could turn their variable annuity contract into lifetime income by simply annuitizing it. However, once they do this, they lose control of their assets and won't be able to make withdrawals even in an emergency situation.

Joan and David are hoping for a more flexible option where they can control their hard-earned retirement assets. That's why they decided to put their money in a Lincoln variable annuity and take advantage of the Income4LifeSM Solution. This feature offers control and flexibility, coupled with the benefits of tax advantages and lifetime income. In essence, once they begin the payout phase, they maintain both access and control of their assets and income.

Here's how this state-of-the-art income solution works. Working with a financial advisor, an investor selects one of Lincoln's variable annuities from the American Legacy single manager, the Lincoln ChoicePlusSM multi manager or the new Wells Fargo lineup. When the investor is ready to receive income distribution, he or she elects the Income4LifeSM Solution feature and selects a period of time in which to access the account assets. The investor begins receiving income payments, which will fluctuate based on performance of selected investments. During the access period, the investor can make transfers, additional withdrawals and request other service features, such as portfolio rebalancing of the account value.
A survivor benefit is provided during the access period, with the beneficiary receiving 100 percent of the account value. In addition, before the initial access period ends, the investor may opt to change the length of the access period via an internal exchange.

There are a number of benefits to Joan and David. First is a positive experience each and every time they receive their income check. Second, the equity-oriented investment performance can be an excellent way to combat inflation, helping to assure the investors retirement assets retain their purchasing power throughout their retirement years. And, finally, the Smiths don't give up control of their assets in exchange for lifetime income.

A strategic rollout of the Income4LifeSM Solution, which included a marketing campaign geared toward brokers and advisors, began in May 2001. Print ads were placed in financial trade publications including the Wall Street Journal and Barron's, as well as trade publications such as On
Wall Street, Registered Representative and Investment News. New marketing materials were also created for the product distributors and an aggressive education program was initiated.

"We are very encouraged by the strong interest in the Income4LifeSM Solution. In July, the first month of one key distributor's summer campaign, we received nearly 4,000 inquiries from broker/dealers," said Bill Boscow, chief marketing officer for Lincoln Annuities. The second phase of the promotional campaign is anticipated for early 2002.


BRIEF notes

Quarterly Highlights
-----------------------------------------------------------------------------
(bullet) In a display of unity and support for all the victims of the tragic events that occurred on Sept. 11, Lincoln Financial Group employees have donated nearly $280,000 to the American Red Cross. In support of its employee donation, the LFG Foundation will donate an additional $280,000 making the total contribution to the American Red Cross $560,000.

(bullet) For the third consecutive year, Delaware Investments' operations department has won the prestigious DALBAR Crystal Pyramid Award for excelling in main office operations. Delaware received top distinction in the following areas: ease of doing business, problem resolution, service relationship management, response to inquiries, back office visits, commission processing, understanding the broker/dealer's business, keeping broker/dealers informed and overall operations support.

(bullet) LFG was promoted as the company of choice for the super affluent in three recent news articles. An article written by LFA's David Megaw, a tax attorney, appeared in the Sept. issue of Investment Advisor and showcased the firm's proficiency in estate planning for the wealthy. In addition, Wes Thompson, LFD's chief executive officer, hosted a roundtable discussion on the financial planning needs of America's affluent. The roundtable discussion which included financial planners, an accountant and two estate planning attorneys, were the focus of two articles published in the Sept. 17 edition of Investment News.

(bullet) For the 15th consecutive year, Lincoln Financial Group was selected among the nation's top companies for working mothers by Working Mother magazine. LFG is one of only five companies to be named to the list of 100 best companies for working mothers for 15 out of 16 years.

Transfer Agent & Registrar
-----------------------------------------------------------------------------
Equiserve
P.O. Box 2500
Jersey City, NJ 07303-2500
Web site: http://www.equiserve.com
1-800-317-4445

Stock Listing
-----------------------------------------------------------------------------
The common stock of Lincoln National Corporation is traded on the New York, Chicago and Pacific stock exchanges under the symbol LNC. In newspapers, stock information is most frequently listed as LincNatCp.


[LOGO OMITTED: LNC AND NYSE]


[LOGO OMITTED: LINCOLN FINANCIAL GROUP]


PRESORTED
STANDARD
U.S. POSTAGE
PAID
NEW BRUNSWICK, NJ
PERMIT NO. 772


Lincoln National Corporation
Centre Square, West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102-2112
(215) 448-1400
www.LFG.com

CONTACTS
Investor Relations
Priscilla S. Brown
Director, Investor Relations
(215) 448-1422

Shareholder Services
Fred Crawford
Treasurer
(800) 237-2920

Financial Communications
LaNella Hooper
Director, Financial Communications
(215) 448-1423

Media Relations
D'Arcy Foster Rudnay
Director, Media Relations
(215) 448-1454

Form 19725-3


The Quest to Getting Net Flow Positive

For the first time since the second quarter of 1997, Lincoln Annuities reached positive net flows. Total annuity deposits were a record $1.6 billion for the third quarter, up 27 percent over third quarter 2000. This was driven by strong sales of fixed annuities through the bank channel, as well as the sale of American Legacy, Lincoln ChoicePlusSM and Lincoln Alliance products.

What's the significance of this milestone? Generally speaking, net flows are one of the key indicators of Lincoln's future success. In the Annuities and Investment Management business segments, net flows are the result of deposits, or incoming dollars, minus outgoing dollars. The higher the net flows, the more Lincoln can expect to earn in future fee income. Positive net flows also indicate Lincoln's ability to grow the business with new accounts, as well as maintain existing business by stemming fund withdrawals.

Lincoln Annuities implemented a series of strategic initiatives that, in combination, led to increasing deposits and slowing withdrawals and ultimately positive net flows of $261 million in the third quarter. These initiatives included hiring a number of performance players into critical roles, including a new annuities CEO. In addition, a number of new products and product features were introduced, such as new fixed products and variable riders. Finally, improving retention levels and strengthening distribution alliances were also critical in reaching positive net flows.

During the second quarter of 2001, our Investment Management segment also had positive net flows of $285 million, driven by institutional net flows. However, during the third quarter of 2001, net flows were negative due to the repositioning of two major institutional clients and the consolidation of 14 funds. The Investment Management segment had slightly positive flows for the two quarters combined, and continues to work on initiatives that are designed to help get it to a consistent net flow positive. These include focusing on investment research and improving the relative investment performance of the Delaware family of funds. For the twelve months ended Sept. 30, 2001, 16 of Delaware's 25 largest retail funds exceeded Lipper averages.

While Lincoln is pleased with the overall positive trends we have witnessed in our Annuities segment and the progress we are making in our Investment Management segment, we recognize that fluctuations will occur as large cases come and go. However, we'll continue to execute on the initiatives started, and look for other opportunities to capitalize on our strengths.